UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2012

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2012, Atlas Air, Inc. ("Atlas Air"), a wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), entered into a Participation Agreement (the "Participation Agreement") with Apple Bank for Savings ("Apple Bank"), as initial guaranteed lender, Export-Import Bank of the United States ("Ex-Im Bank"), Helios Leasing I LLC, as lessor, Helios Leasing Trust, as lessor parent, Wilmington Trust Company, as trustee, Wilmington Trust Company, as indenture trustee, and Wells Fargo Bank Northwest, National Association, as security trustee. The Participation Agreement provides for Atlas Air to receive loans of up to $865 million in the aggregate from Apple Bank, guaranteed by Ex-Im Bank, to finance up to six future 747-8F aircraft deliveries (the "2012 Ex-Im Bank Facility"). The 2012 Ex-Im Bank Facility, when drawn, will consist of up to six separate term loans, each secured by a mortgage on one future 747-8F aircraft delivery and certain proceeds arising from the operation of such aircraft. Each loan will amortize fully over a 12-year period following the delivery date of the aircraft.

The loans will be cross-collateralized with all other aircraft under the 2012 Ex-Im Bank Facility and will be cross-defaulted to the other loans under the facility and to certain other indebtedness of Atlas Air. The 2012 Ex-Im Bank Facility contains customary covenants and events of default for this type of financing.

Atlas Air has agreed to pay customary commitment and other fees associated with this type of financing. Borrowings under the 2012 Ex-Im Bank Facility will initially accrue interest at a variable rate, payable quarterly at the London Interbank Offered Rate (LIBOR) plus a margin. The 2012 Ex-Im Bank Facility provides Atlas Air the option to refinance the loans through the issuance of bonds in the capital markets or to convert the loans to a fixed rate.

In addition, Ex-Im Bank requires Atlas Air to meet certain operating conditions to draw under the 2012 Ex-Im Bank Facility. Ex-Im Bank’s primary requirement is that any aircraft financed under the facility must be operated under an ACMI agreement with a foreign airline or a foreign air freight company that is not based in certain restricted countries

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated into this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

February 3, 2012	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer